UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2025
Solventum Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-41968	92-2008841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, Building 275-6W
2510 Conway Avenue East
Maplewood, MN 55144

(Address of Principal Executive Offices, including Zip code)

(651) 733-1110

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SOLV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On February 25, 2025, Solventum Corporation, a Delaware corporation (“Solventum”) and Thermo Fisher Scientific Inc., a Delaware corporation (“Buyer”), entered into a Transaction Agreement (the “Agreement”). The Agreement provides that, subject to the satisfaction or waiver of certain conditions, Buyer will acquire from Solventum certain assets and the equity interests of certain entities constituting Solventum’s purification and filtration business (the “Business”) for cash consideration of approximately $4.10 billion (the “Transaction”) payable at closing (the “Closing Purchase Price”) and the assumption of certain liabilities arising out of the conduct of the Business. The Closing Purchase Price is subject to customary adjustments for closing cash and debt, unpaid transaction expenses and working capital as set forth in the Agreement.

The assets to be acquired by Buyer include inventories of certain products, owned and leased real properties, intellectual property and technology, books and records, contracts, permits and authorizations, and equipment, in each case, related to the Business as described in the Agreement.

Each of Buyer and Solventum has agreed to indemnify the other for certain losses arising out of breaches of post-closing covenants, for certain losses arising out of excluded assets or transferred assets, or excluded liabilities or assumed liabilities, as applicable, and for certain losses related to financial assurances to third parties relating to liabilities assumed or retained by such party, as applicable. Solventum has further agreed to indemnify Buyer for certain losses arising out of pre-closing liabilities, certain pre-closing covenants and breaches of certain representations and warranties regarding the sufficiency of assets of the Business. The indemnification obligations of Solventum are subject to the limitations set forth in the Agreement.

The consummation of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of any required waiting periods under the Hart-Scott Rodino Antitrust Improvements Acts of 1976, as amended, the receipt of certain other applicable antitrust approvals and clearance under certain foreign investment laws, and the absence of any law or order enjoining or otherwise prohibiting the Transaction. Each party’s obligation to consummate the Transaction is also subject to (i) the accuracy of the other party’s representations and warranties contained in the Agreement (subject to materiality standards specified in the Agreement), (ii) the other party’s performance of and compliance with its covenants in all material respects and (iii) the delivery of customary closing deliverables, including transition service agreements. Buyer’s obligation to consummate the Transaction is further subject to a condition that since the date of the Agreement, no “Material Adverse Effect” of the Business, as defined in the Agreement, has occurred. Solventum’s obligation to consummate the Transaction is further subject to 3M Company confirming its satisfaction with a certain tax opinion to be delivered by Solventum (as further described in the Agreement). Solventum expects to close the Transaction by the end of the 2025 calendar year, subject to the satisfaction of these conditions. The Agreement does not include a financing condition to the obligations of Buyer to consummate the Transaction.

The Agreement provides termination rights for Buyer and Solventum under certain circumstances, including, subject to certain conditions, an uncured material breach by the other party or if the Transaction is not consummated by November 25, 2025, subject to two extensions of three (3) months each if the regulatory-related closing conditions have not been satisfied by such date but all other conditions to closing have been satisfied or validly waived.

Solventum has agreed to a non-compete with respect to the Business for three (3) years following the closing of the Transaction and a non-solicit and no-hire with respect to certain employees of the Business for two (2) years following the closing of the Transaction, in each case, subject to customary exceptions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference. The foregoing description of the Agreement is not intended to provide any other factual information about the Business, Solventum, Buyer or their respective businesses. The Agreement contains representations, warranties and covenants that are the product of negotiations between the parties and that the parties made to, and solely for the benefit of, each other as of the date of the Agreement or other specified dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Agreement are also modified in important part by the underlying disclosure schedules that are not filed publicly and that are subject to a contractual standard of materiality different from that generally applicable for securities law purposes and were used for the purpose of allocating contractual risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Forward Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and, as such, constitute forward-looking statements that involve risk and uncertainties. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” and other words and terms of similar meaning. All statements that reflect Solventum’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the sale of the Business, the satisfaction of closing conditions and the likelihood of consummation of the transaction, the expected time period to consummate the transaction, the anticipated benefits of the transaction, the anticipated use of proceeds from the transaction. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Solventum believes that the expectations reflected in any forward-looking statements it makes are based on reasonable assumptions, it can give no assurance that these expectations, including the expected impact of the divestiture of the Business, will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, include, among others, risks related to the ability to realize the anticipated benefits of the divestiture, including the possibility that expected benefits of portfolio optimization will not be realized or will not be realized within the expected time frame; delays in the closing of the transaction due to regulatory approvals or other closing conditions; unfavorable reaction to the divestiture by customers, competitors, suppliers and employees, making it more difficult to maintain business and operational relationships; disruption from the transaction; significant transaction costs; and other unknown liabilities.

Other factors that could cause actual results to differ materially are the following: (1) the effects of, and changes in, worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises, and other events beyond Solventum’s control; (2) operational execution risks; (3) damage to our reputation or our brands; (4) risks from acquisitions, strategic alliances, divestitures and other strategic events; (5) Solventum’s business dealings involving third-party partners in various markets; (6) Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings; (7) exposure to interest rate and currency risks; (8) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (9) reduction in customers’ research budgets or government funding; (10) the timing and market acceptance of Solventum’s new product and service offerings; (11) ongoing working relationships with certain key healthcare professionals; (12) changes in reimbursement practices of governments or private payers or other cost containment measures; (13) Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions, and disruptive factors; (14) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, Foreign Corrupt Practices Act (FCPA) and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (15) potential liabilities related to a broad group of perfluoroalkyl and polyfluoroalkyl substances, collectively known as “PFAS”; (16) risks related to the highly regulated environment in which

Solventum operates; (17) risks associated with product liability claims; (18) climate change and measures to address climate change; (19) security breaches and other disruptions to information technology infrastructure; (20) Solventum’s failure to obtain, maintain, protect, or effectively enforce its intellectual property (“IP”) rights; (21) pension and postretirement obligation liabilities; (22) any failure by the 3M Company (“3M”) to perform any of its obligations under the various separation agreements in connection with the separation from 3M (the “Spin-Off”); (23) any failure to realize the expected benefits of the Spin-Off, and/or that the Spin-Off will not be completed within the expected time frame, on the expected terms or at all; (24) a determination by the IRS or other tax authorities that the distribution or certain related transactions should be treated as taxable transactions; (25) expected financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; (26) the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the separation will exceed Solventum’s estimates; and (27) the impact of the Spin-Off on its businesses and the risk that the Spin-Off may be more difficult, time-consuming or costly than expected, including the impact on its resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Solventum's periodic reports on file with the U.S. Securities & Exchange Commission. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Transaction agreement by and between Solventum Corporation and Thermo Fisher Scientific Inc. dated as of February 25, 2025
104.1	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).
* Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2025	SOLVENTUM CORPORATION

	By:	/s/ Wayde McMillan
Wayde McMcMillan
Executive Vice President and Chief Financial Officer